Power of Attorney

Know all by these presents, that I hereby constitute and
appoint each of Ben G. Campbell, Christopher Gerst,
Carita Hibben, Jessica Ursel, Nicole Strydom, Amy Seidel,
and Amra Hoso my true and lawful attorney-in-fact and
agent, each acting alone, with full power of
substitution for me and in my name, place and stead, to:

(1) execute for me and on my behalf, in my
capacity as an officer and/or director of C.H.
Robinson Worldwide, Inc., Forms 3, 4 and 5,
in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as
amended, and the rules promulgated
thereunder;

(2) do and hereby perform any and all act
for and on my behalf that may be necessary
or desirable to complete and execute any
such Form 3, 4 or 5, or other form or report,
including the completion, execution and
filing for Form ID, complete and execute
any amendment or amendments thereto, and
timely file such Form with the United States
Securities and Exchange Commission and any
stock exchange or similar authority; and

(3) take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to me,
in my best interest or legally required
by me, it being understood that the
documents executed by such attorney-in-fact
on my behalf pursuant to this Power
of Attorney shall be in such form and
shall contain such terms and conditions
as such attorney-in-fact may approve in
such attorney-in-fact discretion.

I hereby grant to each such attorney-in-fact
full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise
of any of the rights and powers herein granted,
as fully to all intents and purposes as I might
or could do if personally present, hereby
ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact
substitute or substitutes, shall lawfully do or
cause to be done by virtue of this Power of Attorney
and the rights and powers herein granted. I
acknowledge that the attorneys-in-fact, in
serving in such capacity at my request, are
not assuming, nor is C.H. Robinson Worldwide,
Inc. assuming, any of my responsibilities to
comply with Section 16 of the Exchange Act,
as amended.

This Power of Attorney shall remain in full force
and effect until I am no longer required to file
Forms 3, 4 and 5 with respect to my holdings of
and transactions in securities issued of C.H.
Robinson Worldwide, Inc., unless earlier revoked
by me in a signed writing delivered to the
foregoing attorneys-in-fact named above.
Notwithstanding the foregoing, if any such
attorney-in-fact hereafter ceases to be an
officer of C.H. Robinson Worldwide, Inc., this
Power of Attorney shall be automatically revoked
solely as to such individual, immediately upon
such cessation, without any further action
on my part.

IN WITNESS WHEREOF, I have signed this Power
of Attorney on October 12, 2023.

/s/ Henry W. Winship